UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 5, 2007
Ciphergen Biosystems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31617 (Commission File Number)	33-059-5156 (I.R.S. Employer Identification Number)
6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)
(510) 505-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	On January 5, 2007, Ciphergen Biosystems, Inc. (the “Company”) received the resignation of James P. Merryweather, the Executive Vice President, Sales & Marketing of the Company whose role principally supported the Company’s tools business. Concurrent with Dr. Merryweather’s resignation, the Company entered into a consulting agreement (the “Consulting Agreement”) with him whereby Dr. Merryweather will continue to provide consulting services to the Company as requested for up to six months following his resignation, agree not to compete with the Company or solicit the services of the Company’s employees, and provides a general release of claims in favor of the Company. In consideration, Dr. Merryweather will continue to receive compensation at his current base rate of pay during the term of the consulting period.
Item 9.01      Financial Statements and Exhibits.
(d) Exhibits

10.56	Consulting Agreement by and between Ciphergen Biosystems, Inc. and James P. Merryweather dated January 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciphergen Biosystems, Inc. (Registrant)
Date: January 11, 2007	By:	/s/ Debra A. Young
Debra A. Young
Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Title
Number

10.56	Consulting Agreement by and between Ciphergen Biosystems, Inc. and James P. Merryweather dated January 5, 2007.